Exhibit 10.2
EXECUTION VERSION
FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
     THIS FIRST AMENDMENT (this “Amendment”), dated as of October 22, 2010, by and among ADS TACTICAL, INC. (formerly known as Tactical Holdcorp, Inc.), a Delaware corporation (“Holdings”), ATLANTIC DIVING SUPPLY, INC. (d/b/a ADS, Inc.), a Virginia corporation (the “Company”), the Subsidiaries of the Company identified as “Borrowers” on the signature pages hereto (together with the Company, the “Borrowers”), MAR-VEL INTERNATIONAL, INC., a New Jersey corporation and each additional Subsidiary of the Company identified as a “Guarantor” on the signature pages hereto (collectively, the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors”), the Lenders signatory hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor by merger to Wachovia Bank, National Association), a national banking association, as administrative agent for the Lenders (“Administrative Agent”).
STATEMENT OF PURPOSE
     WHEREAS, the Borrowers, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Loan and Security Agreement dated as of February 18, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).
     WHEREAS, the Borrowers have requested certain amendments and modifications to and under the Loan Agreement as more particularly described herein.
     WHEREAS, the Administrative Agent and the Lenders are willing to consent to such requests and have agreed to make such amendments and modifications to and under the Loan Agreement as provided herein.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     SECTION 1 Capitalized Terms. All capitalized undefined terms used in this Amendment (including, without limitation, in the Statement of Purpose hereto) shall have the meanings assigned thereto in the Loan Agreement.
     SECTION 2 Amendments. Subject to and in accordance with the terms and conditions set forth herein, and effective on and after the First Amendment Effective Date (as defined in Section 5 below), the Loan Agreement is hereby amended as follows:
     (a) Amendments to Section 1.1. Section 1.1 of the Loan Agreement is hereby amended by amending the following definitions in the manner described below:
(i)	The definition of “Cash Dividends” is hereby amended and restated in its entirety as follows:

“Cash Dividends” means, for any applicable period of computation, the aggregate amount of all Restricted Payments paid in cash by the Company pursuant to Section 10.6(c)(ii) and Section 10.6(e) during such period. For the avoidance of doubt, “Cash Dividends” shall not include the Term Loan Dividend.

(ii)	The definition of “Fixed Charges” is hereby amended and restated in its entirety as follows:

“Fixed Charges” means, for any applicable period of computation, without duplication, the sum of (a) all Interest Expense paid in cash by the Borrowers for such period plus (b) Scheduled Indebtedness Payments made by the Borrowers during such period plus (c) all Arsenal Venture Partners Investments made during such period plus (d) any taxes paid or payable during such period in connection with Arsenal Venture Partners Investments plus (e) Cash Dividends paid in cash by the Borrowers for such period. For the avoidance of doubt, the Term Loan Dividend shall not be included in the calculation of the Fixed Charges.

(iii)	The definition of “Loan Documents” is hereby amended to include the phrase “the Intercreditor Agreement,” after the phrase “the Pledge Agreement,”.

(iv)	The definition of “Material Contract” is hereby amended and restated in its entirety as follows:

“Material Contract” means (a) any contract or other agreement, written or oral, of the Company or any of its Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $1,000,000 per annum, (b) the Arsenal Venture Partnership Agreement or (c) any other contract or agreement, written or oral, of the Company or any of its Subsidiaries the breach, nonperformance, cancellation or failure to renew of which by any party thereto could reasonably be expected to have a Material Adverse Effect, in each case, other than Material Government Contracts.

(v)	The definition of “Net Income” is hereby amended and restated in its entirety as follows:

“Net Income” means, for any applicable period of computation, the net income (or net deficit) of the Borrowers for such period determined on a combined basis in accordance with GAAP; provided that there shall be excluded from Net Income (a) the net income (or net deficit) of any Person accrued prior to the date it becomes a Borrower or is merged into or consolidated with a Borrower or that Person’s assets are acquired by a Borrower and (b) the net income (or loss) of any Person in which a Borrower has a joint interest with a third party (including the Arsenal Venture Partnership), except to the extent such net income is actually paid in cash to such Borrower by dividend or other distribution during such period.

(vi)	Clause (b) of the definition of “Permitted Acquisition” is hereby amended to replace the reference to “Section 9.9” with “Section 9.12” in such clause.

(vii)	The last sentence in the definition of “Reserves” is hereby amended and restated in its entirety as follows:

Notwithstanding the foregoing, the Administrative Agent shall establish (a) Reserves against the mark-to-market exposure under all Noticed Bank Products consisting of Hedge Agreements and (b) a permanent Reserve (i) during the period from the First Amendment Effective Date through and including the second (2nd) anniversary of the First Amendment Effective Date, in an amount equal to the lesser of (A) $15,000,000 and (B) the outstanding principal amount of the Term Loan (determined as of the date of each calculation of the Borrowing Base) and (ii) during the period from the second (2nd) anniversary of the First Amendment Effective Date and thereafter, in an amount equal to the outstanding principal amount of the Term Loan (determined as of the date of each calculation of the Borrowing Base).

(viii)	The definition of “Scheduled Indebtedness Payments” is hereby amended and restated in its entirety as follows:

“Scheduled Indebtedness Payments” means, for any applicable period of computation, the sum of (a) all scheduled payments of principal on Total Indebtedness for such period (including scheduled amortization payments due on the Term Loan and the principal component of, payments due on Capital Leases or under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product during such period), determined on a combined basis in accordance with GAAP (it being understood that Scheduled Indebtedness Payments shall not include voluntary prepayments or the mandatory prepayments required pursuant to Section 2.5) and (b) all voluntary prepayments of the Term Loan made during such period.

(ix)	The following new definitions are added to Section 1.1 in appropriate alphabetical order:

“Arsenal Venture Partners Investments” means one or more Investments as a limited partner in the Arsenal Venture Partnership in an aggregate amount not to exceed (a) $4,000,000 in any twelve (12) consecutive month period or (b) $10,000,000 during the term of this Agreement.

“Arsenal Venture Partnership” means Arsenal Venture Partnership II, L.P., a Delaware limited partnership.

“Arsenal Venture Partnership Agreement” means that certain limited partnership agreement by and among Arsenal Venture Partners, LLC, a Delaware limited liability company, as general partner, and certain limited partners (including the Company) party thereto, in the draft form attached to the Responsible Officer’s certificate provided on the First Amendment Effective Date pursuant to Section 5 of the First Amendment, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with, and to the extent permitted by, Section 10.10.
“Control Agent” means Wells Fargo Bank, National Association, in its capacity as control agent under the Intercreditor Agreement, and any of its successors and permitted assigns.

“First Amendment” means that certain amendment to the Agreement dated as of the First Amendment Effective Date by and among Holdings, the Company, the Subsidiary Guarantors, the Administrative Agent and the Lenders party thereto.

“First Amendment Effective Date” means October 22, 2010.

“Mar-Vel” means Mar-Vel International, Inc., a New Jersey corporation.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the First Amendment Effective Date by and among the Administrative Agent, on behalf of the Secured Parties, the Term Loan Administrative Agent, on behalf of the Term Loan Secured Parties, the Control Agent and each of the Loan Parties, which agreement shall be substantially in the form set forth on Annex A to the First Amendment, as such agreement may be amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof.

“Term Loan” means that certain term loan made to the Company on the First Amendment Effective Date pursuant to the Term Loan Credit Agreement or any Permitted Refinancing Indebtedness in respect thereof.

“Term Loan Administrative Agent” means Wells Fargo Bank, National Association in its capacity as administrative agent under the Term Loan and any of its successors and permitted assigns.

“Term Loan Credit Agreement” means that certain Term Loan Credit Agreement dated as of the First Amendment Effective Date by and among Holdings, the Company, as borrower, the Subsidiary Guarantors, the lenders party thereto from time to time and the Term Loan Administrative Agent, as administrative agent and collateral agent, as amended, restated, supplemented or otherwise modified from time to time.

“Term Loan Dividend” means that certain distribution by the Company to Holdings (to allow Holdings to declare and pay cash dividends to the holders of its Capital Stock) on the First Amendment Effective Date in an aggregate amount not to exceed $50,000,000.

“Term Loan Documents” means, collectively, the Term Loan Credit Agreement and all other agreements and other documents evidencing or governing the Term Loan and any Permitted Refinancing Indebtedness in respect thereof (other than this Agreement) or providing any guarantee, Liens or other rights in respect thereof.
“Term Loan Obligations” means all “Obligations” as defined in the Term Loan Credit Agreement.

“Term Loan Secured Parties” means the “Secured Parties” as defined in the Term Loan Credit Agreement.

“Wells Fargo” means Wells Fargo, Bank National Association, successor by merger to Wachovia Bank, National Association.
     (b) Amendment to include new Sections 1.3, 1.4 and 1.5. The Loan Agreement is hereby amended by including the following new Sections 1.3, 1.4 and 1.5:
     Section 1.3 Intercreditor Agreement.
          (a) Each of the Lenders hereby acknowledges that it has received and reviewed the Intercreditor Agreement and agrees to be bound by the terms thereof. Each Lender (and each person that becomes a Lender hereunder pursuant to Section 14.11) hereby (i) acknowledges that Wells Fargo is acting under the Intercreditor Agreement in multiple capacities as the Administrative Agent, the Term Loan Administrative Agent and the Control Agent and (ii) waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against Wells Fargo any claims, cause of action, damages or liabilities of whatever kind or nature relating thereto. Each Lender (and each Person that becomes a Lender hereunder pursuant to Section 14.11) hereby authorizes and directs Wells Fargo to enter into the Intercreditor Agreement on behalf of such Lender and agrees that Wells Fargo, in its various capacities thereunder, may take such actions on its behalf as is contemplated by the terms of the Intercreditor Agreement.
          (b) Notwithstanding anything contained herein to the contrary, the Liens granted to the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the other Loan Documents, and the exercise of any right or remedy by the Administrative Agent, for the benefit of the Secured Parties, under this Agreement and the other Loan Documents (other than the Intercreditor Agreement), are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement and the other Loan Documents (other than the Intercreditor Agreement), the terms of the Intercreditor Agreement shall govern and control.
     Section 1.4 Secured Status of Bank Product Providers. Notwithstanding anything contained in the Loan Documents or the Term Loan Documents to the contrary, all parties hereto hereby agree and acknowledge that (a) any “Bank Product Provider” (as defined in the Term Loan Credit Agreement) that is also a Bank Product Provider is, and shall be, a Secured Party and (b) all “Bank Product Obligations” (as defined in the Term Loan Credit Agreement) of such Person are, and shall be, Obligations which are secured pursuant to, and in accordance with, the Loan Documents; provided that all parties hereto hereby agree and acknowledge that, at such time as the Obligations (other than (i) contingent or indemnification obligations not then due and (ii) Bank Product Obligations)

shall have been indefeasibly paid in full in cash and the Commitment has been terminated, (A) each such Person is, and shall be, a Term Loan Secured Party and (B) all Bank Product Obligations of each such Bank Product Provider are, and shall be, Term Loan Obligations which are secured pursuant to the Term Loan Documents.
     Section 1.5 Control Agent; Possessory Collateral. Notwithstanding anything contained herein or in any other Loan Document to the contrary:
          (a) it is hereby understood and agreed that, pursuant to the Intercreditor Agreement, the Administrative Agent has appointed the Control Agent as its collateral agent for the limited purpose of perfecting the Liens of the Administrative Agent, for the benefit of the Secured Parties, in certain Collateral described in this Agreement and in the other Loan Documents;
          (b) in connection therewith, it is hereby understood and agreed that, pursuant to the Intercreditor Agreement, each Loan Party will deliver and pledge to the Control Agent, for the ratable benefit of the Secured Parties and the Term Loan Secured Parties, in accordance with the terms and conditions of the Intercreditor Agreement, all certificated securities, all other investment property evidenced by a certificate, negotiable documents, instruments, and tangible chattel paper or any other Control Collateral (as defined in the Intercreditor Agreement) owned or held by such Loan Party, in each case, together with an effective endorsement and assignment and all supporting obligations, as applicable, unless such delivery and pledge has been waived in writing by the Control Agent; and
          (c) in connection therewith, it is hereby understood and agreed that all certificated securities, investment property evidenced by a certificate, negotiable documents, instruments and tangible chattel paper or any other Control Collateral (as defined in the Intercreditor Agreement) that was previously delivered to or subject to the control of Wells Fargo pursuant to the Loan Documents prior to the First Amendment Effective Date shall be deemed to be held by Wells Fargo as Control Agent for the benefit of the Administrative Agent, the Secured Parties, the Term Loan Administrative Agent and the Term Loan Secured Parties in accordance with the Intercreditor Agreement.
     (c) Amendment to Section 9.6 (Financial Statements and Other Information). Section 9.6 of the Loan Agreement is hereby amended by:
     (i) amending and restating clause (e) thereof in its entirety as follows:
     (e) Each Loan Party shall, and shall cause each Subsidiary to, furnish or cause to be furnished to the Administrative Agent such budgets, forecasts, projections and other information respecting the Collateral and the business of Loan Parties, as the Administrative Agent may, from time to time, reasonably request and such budgets, forecasts, projections and other information required to be delivered to the Term Loan Administrative Agent pursuant to the Term Loan Credit Agreement, including, without limitation, any notice, certificate, report, audit, examination or other information required to be delivered thereunder.

     (ii) amending clause (f) thereof by adding “Subject to Section 14.9,” to the beginning thereof and replacing the word “The” at the beginning of such clause with “the”.
     (d) Amendment to Section 9.12 (Additional Borrowers and Guarantors). Section 9.12 of the Loan Agreement is hereby amended by adding the word “Domestic” between the words “indirect” and “Subsidiary” in the first clause of such Section.
     (e) Amendment to Section 10.1 (Limitations on Indebtedness). Section 10.1 of the Loan Agreement is hereby amended by:
     (i) amending and restating clause (a) thereof in its entirety as follows:
     (a) (i) the Obligations and (ii) the Term Loan Obligations, including any guarantees thereof by the Loan Parties, together with any Permitted Refinancing Indebtedness in respect thereof;
     (ii) amending clause (i) thereof by adding the word “and” before subclause (iii) and deleting the phrase “; and (iv) the proceeds of such Indebtedness shall be paid to the Administrative Agent for application to the Obligations in the manner set forth in Section 2.5(c)(i)”
     (iii) amending clause (j) thereof by deleting the word “and” at the end of such clause; and
     (iv) amending clause (k) thereof by replacing the period at the end of such clause with a semicolon and adding the following new clauses (l), (m) and (n):
     (l) the guarantee by Mar-Vel in an aggregate amount of up to $2,100,000 pursuant to that certain Guaranty and Suretyship Agreement, dated as of November 30, 2005, entered into by Mar-Vel in favor of PNC Bank, National Association (“PNC”) in respect of the obligations owing by 7115 Airport Highway, LLC to PNC;
     (m) the guarantee by the Company in an aggregate amount of up to the sum of (i) $3,154,000 (which equals the maximum principal amount of the obligations of Tactical Warehouse, LLC, a Virginia limited liability company (“Warehouse”), of Warehouse’s obligations under that certain Promissory Note, dated as of July 15, 2010, executed by Warehouse in favor of Towne Bank) and (ii) the interest on the unpaid principal amount of such obligations at an interest rate of 7.28% per annum; and
     (n) the guarantee by the Company in an aggregate amount of up to $1,200,000 of the obligations of Mar-Vel under that certain Flex Lease, dated as of November 30, 2005, between 7115 Airport Highway, LLC and Mar-Vel.

     (f) Amendment to Section 10.2 (Limitations on Liens). Section 10.2 of the Loan Agreement is hereby amended by amending and restating clause (a) thereof in its entirety as follows:
     (a) (i) Liens created pursuant to the Loan Documents and (ii) subject to the terms of the Intercreditor Agreement, Liens on the Collateral in favor of the Term Loan Administrative Agent securing the Term Loan Obligations pursuant to the terms of the Term Loan Documents, including any Liens incurred in connection with any Permitted Refinancing Indebtedness pursuant to Section 10.1(a)(ii);
     (g) Amendment to Section 10.3 (Limitations on Investments). Section 10.3 of the Loan Agreement is hereby amended by deleting the “and” at the end of clause (j) thereof, re-lettering existing clause (k) as clause (l), and adding the following new clause (k) thereto to read in its entirety as follows:
     (k) any Arsenal Venture Partners Investment; provided that (i) Excess Availability, both immediately before and after giving effect to such Investment and any Indebtedness incurred in connection therewith, is greater than $15,000,000 as of the date of such Investment, (ii) after giving pro forma effect to the making of such Investment and any Indebtedness incurred in connection therewith, (A) no Default or Event of Default shall have occurred and be continuing and (B) the Loan Parties and their respective subsidiaries shall be in compliance with the financial covenants contained in this Agreement and the Term Loan Agreement, (iii) other than as expressly provided in the Arsenal Venture Partnership Agreement, the documentation governing the Arsenal Venture Partnership shall provide that the Company shall not be liable for any loss, costs, expenses or other amounts of the Arsenal Venture Partnership to the extent such loss, costs, expenses or other amounts exceed, on an aggregate basis, the lesser of (x) $10,000,000 and (y) the capital commitment of the Company as set forth in the Arsenal Venture Partnership Agreement and (iv) the Company shall pledge its rights, title and interests in the Arsenal Venture Partnership and the Arsenal Venture Partnership Agreement and take all action in connection therewith necessary to evidence or perfect the pledge as contemplated by this Agreement; and
     (h) Amendment to Section 10.4 (Limitations on Fundamental Changes). Section 10.4(e) of the Loan Agreement is hereby amended by replacing the phrase “Subsidiary Loan Party” with “Borrower” in each place that it is used in such clause.
     (i) Amendment to Section 10.5 (Limitations on Asset Dispositions). Section 10.5 of the Loan Agreement is hereby amended by deleting the “and” at the end of clause (i) thereof, re-lettering existing clause (j) as clause (k), and adding the following new clause (j) thereto to read in its entirety as follows:
     (j) disposition of all or a portion of the Arsenal Venture Partners Investments; and
     (j) Amendment to Section 10.10 (Limitation on Modification of Material Contracts and Material Government Contracts). Section 10.10 of the Loan Agreement is hereby amended and restated in its entirety as follows:

     Section 10.10 Limitation on Modifications of Material Contracts and Material Government Contracts. No Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly amend, modify, waive or supplement (or permit the modification, amendment, waiver or supplement of) any of the terms or provisions of any Material Contract (other than any Term Loan Document) or any Material Government Contract, in either case, in any respect which would materially and adversely affect the rights or interests of the Administrative Agent and Lenders hereunder (without limiting the foregoing, it is understood and agreed that any amendment, modification, waiver or supplement of the Arsenal Venture Partnership Agreement that (x) increases the capital commitment or other monetary obligations of the Company thereunder or (y) expands the liability of the Company thereunder shall, in each case, be material and adverse to the rights and interests of the Administrative Agent and the Lender hereunder).
     (k) Amendment to Section 10.11 (No Further Negative Pledges; Restrictive Agreements). Section 10.11(d) of the Loan Agreement is hereby amended by deleting the word “and” immediately before clause (ix) and adding the following new clause (x) to the end of such Section: “and (x) the Term Loan Credit Agreement and the other Term Loan Documents.”
     (l) Amendment to Section 10.14 (Limitation on Holdings). Section 10.14 of the Loan Agreement is hereby amended by:
     (i) deleting the phrase “Permit Holdings to” and replacing it with the phrase “Holdings shall not”.
     (ii) adding the phrase “and Term Loan Documents” immediately after the phrase “Loan Documents” in clause (d) of such Section.
     (m) Amendment to include new Section 10.15. The Loan Agreement is hereby amended by including the following new Section 10.15:
     Section 10.15. Limitation on Prepayments of Term Loan and Modifications of Term Loan Documents.
     (a) No Loan Party shall permit any Term Loan Document to be amended, supplemented or otherwise modified, except in accordance with the terms of the Intercreditor Agreement.
     (b) No Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly make any voluntary prepayment of the Term Loan unless (i) no Default or Event of Default has occurred and is continuing as of the date of such prepayment and after giving effect thereto, (ii) the Fixed Charge Coverage Ratio for the most recent fiscal month end preceding such prepayment for which financial statements have been delivered to the Administrative Agent pursuant to Section 9.6(a)(iii), calculated on a pro forma basis giving effect to such prepayment, shall not be less than 1.25 to 1.00 and (iii) the sum of (A) Excess Availability and (B) unrestricted cash of the Loan Parties held in deposit accounts with the Administrative Agent or which are otherwise under the exclusive dominion and control of the Administrative Agent pursuant to Deposit Account Control Agreements, after giving effect to any such prepayment, is greater than the Threshold Amount as of the date of such prepayment and (on an average basis) for the thirty (30) consecutive days immediately preceding the date of such prepayment.
     (n) Amendment to Section 11.1 (Events of Default). Section 11.1(h) of the Loan Agreement is hereby amended and restated in its entirety as follows:
     (h) Indebtedness Cross-Default. Any Loan Party or any Subsidiary thereof shall (i) default in respect of the Term Loan Credit Agreement and such default results in an “Event of Default” (or the equivalent term) under, and as defined in, the Term Loan Credit Agreement, (ii) default in the payment of any Indebtedness (other than Indebtedness owing to the Administrative Agent and the Lenders hereunder) the aggregate outstanding amount of which Indebtedness is in excess of $500,000 beyond the period of grace if any, provided in the instrument or agreement under which such Indebtedness was created, or (iii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than Indebtedness owing to the Administrative Agent and the Lenders hereunder) the aggregate outstanding amount of which Indebtedness is in excess of $500,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice and/or lapse of time, if required, any such Indebtedness to become due prior to its stated maturity (any applicable grace period having expired), including, without limitation, any “put” of such Indebtedness to any such Loan Party or Subsidiary.
     (o) Amendment to Section 11.1 (Events of Default). Section 11.1(l) of the Loan Agreement is hereby amended to add “(other than any Term Loan Document)” after the reference to “Material Contract” in clause (ii)(A) thereof.
     (p) Amendment to Section 14.10 (“Successors”). Section 14.10 of the Loan Agreement is hereby amended by deleting the last sentence of such section in its entirety and replacing it with the following:
     The terms and provisions of this Agreement and the other Loan Documents are for the purpose of defining the relative rights and obligations of Loan Parties, the Administrative Agent and the Lenders with respect to the transactions contemplated hereby and except as otherwise provided herein, there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Loan Documents; except that the Term Loan Administrative Agent and the Term Loan Secured Parties shall be third party beneficiaries of Sections 1.3, 1.4 and 1.5 hereof.
     (q) General Amendments.
     (i) Each reference in the Loan Documents to “Wachovia” shall be deemed to be a reference to “Wells Fargo”.

     (ii) Each reference in the Loan Documents to certificated securities, investment property evidenced by a certificate, negotiable documents, instruments and tangible chattel paper or any other Control Collateral (as defined in the Intercreditor Agreement) being delivered to, held by or subject to the control of the Administrative Agent shall be deemed revised to reflect such Collateral being delivered to, held by or subject to the control of the Control Agent.
     SECTION 3 Consent. Pursuant to, and in accordance with, Section 14.2 of the Loan Agreement, and notwithstanding any provision of Sections 10.1, 10.2, 10.6 or any other provision of the Loan Agreement to the contrary, the Administrative Agent and the Lenders hereby consent to the Term Loan, the Liens securing the Term Loan Obligations and payment of the Term Loan Dividend so long as such Term Loan Dividend is paid solely with the proceeds of the Term Loan and not with all or any portion of any Loan. In furtherance of the foregoing, the Lenders agree to permit the Administrative Agent to enter into or amend or modify any Loan Documents (including, without limitation, entering into the Intercreditor Agreement) as the Administrative Agent shall reasonably deem necessary to evidence or perfect the Term Loan and the Liens securing the Term Loan (including, without limitation, any amendments or restatements of any Deposit Account Control Agreements) so long as the terms of such Loan Documents and such amendments and restatements are not inconsistent with the Lien priority set forth in the Intercreditor Agreement and do no result in a release of any Collateral.
     SECTION 4 Waiver. Pursuant to, and in accordance with, Section 14.2 of the Loan Agreement, the Administrative Agent and the Lenders party hereto hereby waive any Default or Event of Default that may have occurred as a result of the Borrowers’ or Guarantor’s guarantee, as applicable, of certain Indebtedness identified in Section 2(e)(iv) of this Amendment in excess of the amount permitted by Section 10.1 of the Loan Agreement (prior to the effectiveness of this Amendment).
     SECTION 5 Effectiveness. This Amendment shall become effective on the date not later than October 22, 2010 upon which each of the following conditions is satisfied (such date, the “First Amendment Effective Date”):
     (a) Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrowers, the Guarantors, the Required Lenders, the Administrative Agent, the Swingline Lender and the Issuing Lender.
     (b) Officer’s Certificate. The Administrative Agent shall have received a certificate, in form and substance satisfactory to the Administrative Agent, executed by an authorized officer of the Company certifying that attached thereto is a true, correct and complete copy of the most recent draft version of the Arsenal Venture Partnership Agreement as of the First Amendment Effective Date.
     (c) Term Loan Documents. The Administrative Agent shall have received a duly executed copy of each of the Term Loan Documents, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent.
     (d) Intercreditor Agreement. The Administrative Agent shall have received a duly executed copy of the Intercreditor Agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent.

     (e) Issuance of the Term Loan. The Administrative Agent shall have received evidence satisfactory to it that upon satisfaction or waiver of the conditions set forth in this Section 5, the Term Loan will be funded in accordance with the terms of the Term Loan Documents.
     (f) Amendment Fee. The Borrower shall have paid to the Administrative Agent (or its applicable affiliates), for the account of each Lender (including the Administrative Agent in its capacity as a Lender) that executes and delivers this Amendment to the Administrative Agent (or its counsel) on or prior to 5:00 p.m. (Eastern Time) on October 25, 2010, an amendment fee in an amount equal to the product of 0.10% multiplied by the amount of such Lender’s Commitment on the First Amendment Effective Date.
     (g) Other Documents. The Administrative Agent shall have received any opinions, other documents or instruments reasonably requested by the Administrative Agent in connection with the execution of this Amendment (including resolutions duly adopted by the appropriate governing body of each Loan Party authorizing the execution, delivery and performance of this Amendment and the incurrence of the Term Loan).
     SECTION 6 Limited Effect. Except as expressly provided herein, the Loan Agreement and the other Loan Documents shall remain unmodified and in full force and effect. This Amendment shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Loan Agreement or any other Loan Document or a waiver of any Default or Event of Default, (b) to prejudice any right or rights which Administrative Agent or Lenders may now have or may have in the future under or in connection with the Loan Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or modified from time to time, or (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with any Borrower or any other Person with respect to any waiver, amendment, modification or any other change to the Loan Agreement or the Loan Documents or any rights or remedies arising in favor of Lenders or Administrative Agent, or any of them, under or with respect to any such documents.
     SECTION 7 Representations and Warranties. Each Loan Party represents and warrants that (a) it has the corporate power and authority to make, deliver and perform this Amendment, (b) it has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Amendment, (c) this Amendment has been duly executed and delivered on behalf of such Loan Party, (d) this Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms; provided, that the enforceability hereof is subject to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally, (e) each of the representations and warranties made by such Loan Party in or pursuant to the Loan Documents is true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date and (f) no Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect hereto.
     SECTION 8 Acknowledgement and Reaffirmation. By its execution hereof, each Loan Party hereby expressly (a) acknowledges and agrees to the terms and conditions of this Amendment, (b) reaffirms all of its respective covenants, representations, warranties and other obligations set forth in the Loan Agreement and the other Loan Documents to which it is a party and (c) acknowledges that its respective covenants, representations, warranties and other obligations set forth in the Loan Agreement and the other Loan Documents to which it is a party remain in full force and effect.

     SECTION 9 Costs and Expenses. The Borrowers agree to pay in accordance with Section 14.3 of the Loan Agreement all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder.
     SECTION 10 Execution in Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
     SECTION 11 Governing Law. The validity, interpretation and enforcement of this Amendment shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.
     SECTION 12 Entire Agreement. This Amendment is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.
     SECTION 13 Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the parties and their respective heirs, beneficiaries, successors and permitted assigns.
     SECTION 14 Lender Authorization of Intercreditor Agreement. Each Lender party hereto hereby authorizes and directs the Administrative Agent to execute and deliver the Intercreditor Agreement on behalf of such Lender.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first above written above.

BORROWER:	ATLANTIC DIVING SUPPLY, INC.
	By:	/s/ Daniel Clarkson
		Name:	Daniel Clarkson
		Title:	VP Treasurer Secretary

HOLDINGS:	ADS TACTICAL, INC.
	By:	/s/ Daniel Clarkson
		Name:	Daniel Clarkson
		Title:	VP Treasurer Secretary

SUBSIDIARY GUARANTOR:	MAR-VEL INTERNATIONAL, INC.
	By:	/s/ Daniel Clarkson
		Name:	Daniel Clarkson
		Title:	VP Treasurer Secretary

Atlantic Diving Supply, Inc.
First Amendment
Signature Page

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Control Agent, Issuing Bank and Swingline Lender
	By:	/s/ Thomas A. Martin
		Name:	Thomas A. Martin
		Title:	Vice President

Atlantic Diving Supply, Inc.
First Amendment
Signature Page

LENDERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender
	By:	/s/ Thomas A. Martin
		Name:	Thomas A. Martin
		Title:	Vice President

Atlantic Diving Supply, Inc.
First Amendment
Signature Page

SUNTRUST BANK, as Lender
By:	/s/ William L Otott
	Name:	William L Otott
	Title:	Director

Atlantic Diving Supply, Inc.
First Amendment
Signature Page

BANK OF AMERICA, N.A., as Lender
By:	/s/ Kenneth B. Butler
	Name:	Kenneth B. Butler
	Title:	Senior Vice President

Atlantic Diving Supply, Inc.
First Amendment
Signature Page

PNC BANK, NATIONAL ASSOCIATION, as Lender
By:	/s/ Therese Rotondo
	Name:	Therese Rotondo
	Title:	AVP

Atlantic Diving Supply, Inc.
First Amendment
Signature Page

CAPITAL ONE LEVERAGE FINANCE CORPORATION, as Lender
By:	[ILLEGIBLE]
	Name:	[ILLEGIBLE]
	Title:	Vice President

Atlantic Diving Supply, Inc.
First Amendment
Signature Page

RBS BUSINESS CAPITAL, A DIVISION OF RBS ASSET FINANCE, INC., A SUBSIDIARY OF RBS CITIZENS, NA, as Lender
By:	/s/ John D. Bobbin
	Name:	John D. Bobbin
	Title:	Vice President

Atlantic Diving Supply, Inc.
First Amendment
Signature Page